AMENDMENT

TO

NEOMEDIA TECHNOLOGIES, INC.

SECURED CONVERTIBLE DEBENTURE NO. CCP-2

This Amendment to Secured Convertible Debenture No. CCP-2 (this "Amendment") is entered into by and between **NEOMEDIA TECHNOLOGIES, INC.,** a Delaware corporation (the "Obligor"), and **YA GLOBAL INVESTMENTS, L.P.** (the "Holder").

WHEREAS:

A. The Obligor previously issued on or about December 29, 2006 that certain Secured Convertible Debenture No. CCP-2 to Holder (the "Debenture").

B. The Obligor and the Holder desire to amend the Debenture as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor and the Holder hereby agree as follows:

1. AMENDMENT OF SECTION 3(c)(i). Section 3(c)(i) of the Debenture is hereby deleted in its entirety and replaced with the following:

> **Section 3(c)(i)** "The conversion price in effect on any Conversion Date shall be, at the sole option of the Holder, equal to either (a) Two Cents ($0.02) (the "Fixed Conversion Price") or (b) ninety percent (90%) of the lowest closing Bid Price of the Common Stock during the one hundred twenty-five (125) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP (the "Market Conversion Price"). The Fixed Conversion Price and the Market Conversion Price are collectively referred to as the "Conversion Price." The Conversion Price may be adjusted pursuant to the other terms of this Debenture. Notwithstanding the restriction set forth in Section 2(b)(ii) the Holder shall have the absolute right to convert any or all of this Debenture at the Fixed Conversion Price free of such restriction."

2. EXTENSION OF MATURITY DATE. The "Maturity Date" of the Debenture is hereby extended to July 29, 2012. The Obligor acknowledges and agrees that this extension (a) is a one-time extension for the specific period indicated, and (b) shall not be deemed to constitute (i) an agreement to provide any further extension of the Maturity Date of the Debenture, or (ii) a waiver of any existing Event of Default, whether known or unknown, or of any of the provisions of the Debenture or any other Transaction Documents.

3. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of January 5, 2010, as if entered into on such date. All other terms set forth in the Debenture shall remain unchanged and this Amendment and the Debenture shall be deemed a single integrated instrument for all purposes.

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IN WITNESS WHEREOF, the Obligor has caused this Amendment to Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

OBLIGOR

NEOMEDIA TECHNOLOGIES, INC.

By: Michael W. Zima
Its: Chief Financial Officer

HOLDER

YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors LLC
Its: Investment Manager

By: Mark A. Angelo
Its: President & Portfolio Manager